Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2016 Fourth Quarter and Year-End Results

Richmond, VA, March 1, 2017 - Kinsale Capital Group, Inc. (NASDAQ:KNSL) reported net income of $6.9 million for the fourth quarter of 2016 compared to $4.6 million for the fourth quarter of 2015. Net income was $26.2 million for the year ended December 31, 2016 compared to $22.3 million for the year ended December 31, 2015.
Highlights for the fourth quarter of 2016 included:

•	13.1% annualized return on equity (ROE) for the three months ended December 31, 2016

•	Net income of $6.9 million in the fourth quarter of 2016, an increase of 49.2% over fourth quarter of 2015

•	Diluted earnings per share of $0.32 for the fourth quarter of 2016

•	Underwriting income of $9.5 million, resulting in a combined ratio of 75.3%

•	5.1% growth in gross written premiums to $47.5 million from $45.2 million in the fourth quarter of 2015

•	29.8% increase in net investment income to $2.1 million from $1.6 million in the fourth quarter of 2015
Highlights for the full year of 2016 included:

•	16.2% ROE for the year ended December 31, 2016

•	Net income of $26.2 million for the full year of 2016, an increase of 17.5% over 2015

•	Underwriting income of $34.3 million, resulting in a combined ratio of 74.3%

•	6.5% growth in gross written premiums to $188.5 million for the full year of 2016

•	85.3% increase in book value to $210.2 million from $113.5 million at December 31, 2015

"Kinsale delivered a strong finish to the year, as highlighted by a 5.1% growth in written premiums on a combined ratio of 75.3%, which reflected a favorable loss ratio and strong operating expense management. We remain focused on delivering long term shareholder value by matching disciplined underwriting with a low-cost business platform," said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $47.5 million for the three months ended December 31, 2016, an increase of 5.1%, compared to $45.2 million for the three months ended December 31, 2015. Gross written premiums were $188.5 million for the year ended December 31, 2016, an increase of 6.5%, compared to $177.0 million for the year ended December 31, 2015. The increase in gross written premiums for both the fourth quarter and full year 2016 was due to a greater number of policies written, offset in part by a decrease in average premium size.
The Company participated in a quota share reinsurance agreement ("multiple line quota share" or "MLQS") whereby it transferred part of its risk to reinsurers in exchange for a proportion of the gross written premiums on that business. During the first nine months of 2016, the ceding percentage was 15%. As a result of the successful completion of its initial public offering ("IPO") in August 2016, the Company terminated and commuted its 2016 MLQS contract on October 1, 2016. During the first nine months of 2015, the ceding percentage was 50%. On October 1, 2015, the percentage was decreased to 40%. For comparative purposes, an exhibit that shows the calculation of underwriting income excluding the effects of the MLQS is included under the "Summary of Operating Results" section below.
The Company generated underwriting income of $9.5 million on a combined ratio of 75.3% in the fourth quarter of 2016 compared to underwriting income of $5.6 million on a combined ratio of 75.2% in the fourth quarter of 2015. Underwriting income increased by $3.9 million, or 69.9%, due primarily to higher premiums and higher favorable prior year loss development during the fourth quarter of 2016 compared to the same period in 2015. Loss and expense ratios were 50.5% and 24.8%, respectively, for the three months ended December 31, 2016 compared to 64.6% and 10.6% for the three months ended December 31, 2015. Adjusted loss and expense ratios, each of which excludes the effects of the MLQS, were 47.4% and 27.9%, respectively, for the three months ended December 31, 2016 compared to 57.5% and 26.2% for the three months ended December 31, 2015. See the tables below under "Summary of Operating Results" for a reconciliation of adjusted loss and expense ratios, and "Non-GAAP Financial Measures" for a reconciliation of underwriting income, which are non-GAAP financial measures.
For the year ended December 31, 2016, underwriting income was $34.3 million on a combined ratio of 74.3% compared to $29.3 million on a combined ratio of 60.6% for last year. Loss and expense ratios were 53.0% and 21.3%, respectively, for the year ended December 31, 2016 compared to 56.8% and 3.8% for the year ended December 31, 2015. Adjusted loss and expense ratios, each of which excludes the effects of the MLQS, were 50.0% and 26.8%, respectively, for the full year 2016 compared to 51.5% and 26.0% for the full year 2015. The decrease in the adjusted loss ratio reflects higher favorable prior year loss development for the full year 2016 when compared to 2015. The increase in the adjusted expense ratio for the fourth quarter and full year 2016 compared to the same periods in 2015 was due primarily to higher employee compensation and public company operating costs. See the tables below under "Summary of Operating Results" for a reconciliation of adjusted loss and expense ratios, and "Non-GAAP Financial Measures" for a reconciliation of underwriting income, which are non-GAAP financial measures.
Investment Results
The Company’s net investment income was $2.1 million for the fourth quarter of 2016 compared to $1.6 million for the fourth quarter of 2015, an increase of 29.8%. Net investment income was $7.5 million for the year ended December 31, 2016 compared to $5.6 million for the year ended December 31, 2015, an increase of 32.7%. The Company’s investment portfolio had a gross investment return of 2.2% for the year ended December 31, 2016 compared to 2.1% for 2015. Funds are invested conservatively in high quality securities including, government agency, mortgage-backed, municipal and corporate bonds with an average credit quality of “AA.” The weighted average duration of the investment portfolio was 3.7 years at December 31, 2016 and 3.2 years at December 31, 2015. Investments totaled $429.6 million at December 31, 2016 compared to $344.1 million at December 31, 2015, an increase of 24.8%.
Other
Total comprehensive income, which includes after-tax unrealized gains and losses from the Company’s investment portfolio, was $1.2 million for the fourth quarter of 2016 compared to $4.1 million for the same period in 2015. The decrease in comprehensive income was primarily due to a decline in the value of the Company's fixed income investments as a result of an increase in interest rates toward the end of 2016. Total comprehensive income was $25.5 million for the full year 2016 compared to $20.7 million for 2015.
On August 2, 2016, the Company completed its IPO and has 20,968,707 shares of common stock outstanding. Stockholders' equity increased by 85.3% to $210.2 million at December 31, 2016, from $113.5 million at December 31, 2015, primarily as a result of the net proceeds received from the IPO of $72.8 million and profits generated in 2016 of $26.2 million.

Summary of Operating Results
The Company’s operating results for the three months and year ended December 31, 2016 and 2015 are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	($ in thousands)
Gross written premiums	$47,466	$45,169	$188,478	$177,009
Ceded written premiums	2,696	(15,854)	(21,214)	(92,991)
Net written premiums	$50,162	$29,315	$167,264	$84,018

Net earned premiums	$38,462	$22,586	$133,816	$74,322
Losses and loss adjustment expenses	19,435	14,590	70,961	42,238
Underwriting, acquisition and insurance expenses	9,520	2,401	28,551	2,809
Underwriting income (1)	$9,507	$5,595	$34,304	$29,275

Loss ratio	50.5%	64.6%	53.0%	56.8%
Expense ratio	24.8%	10.6%	21.3%	3.8%
Combined ratio	75.3%	75.2%	74.3%	60.6%

Annualized return on equity (3)	13.1%	16.5%	16.2%	21.6%

The following tables summarize the effect of the MLQS for the three months and year ended December 31, 2016 and 2015:

	Three Months Ended December 31, 2016			Three Months Ended December 31, 2015
	Including Quota Share	Effects of Quota Share	Excluding Quota Share	Including Quota Share	Effects of Quota Share	Excluding Quota Share
	($ in thousands)
Gross written premiums	$47,466	$—	$47,466	$45,169	$—	$45,169
Ceded written premiums	2,696	11,043	(8,347)	(15,854)	(8,509)	(7,345)
Net written premiums	$50,162	$11,043	$39,119	$29,315	$(8,509)	$37,824

Net earned premiums	$38,462	$—	$38,462	$22,586	$(15,338)	$37,924
Losses and loss adjustment expenses:
Current accident year	(23,283)	—	(23,283)	(15,262)	8,154	(23,416)
Favorable development on prior accident years	3,848	(1,217)	5,065	672	(954)	1,626
Total losses and loss adjustment expenses	(19,435)	(1,217)	(18,218)	(14,590)	7,200	(21,790)
Underwriting, acquisition and insurance expenses	(9,520)	1,217	(10,737)	(2,401)	7,524	(9,925)
Underwriting income (1)	$9,507	$—	$9,507	$5,595	$(614)	$6,209

Loss ratio	50.5%	—	—	64.6%	46.9%	—
Expense ratio	24.8%	—	—	10.6%	49.1%	—
Combined ratio	75.3%	—	—	75.2%	96.0%	—

Adjusted loss ratio (2)	—	—	47.4%	—	—	57.5%
Adjusted expense ratio (2)	—	—	27.9%	—	—	26.2%
Adjusted combined ratio (2)	—	—	75.3%	—	—	83.7%

	Year Ended December 31, 2016			Year Ended December 31, 2015
	Including Quota Share	Effects of Quota Share	Excluding Quota Share	Including Quota Share	Effects of Quota Share	Excluding Quota Share
	($ in thousands)
Gross written premiums	$188,478	$—	$188,478	$177,009	$—	$177,009
Ceded written premiums	(21,214)	10,269	(31,483)	(92,991)	(63,991)	(29,000)
Net written premiums	$167,264	$10,269	$156,995	$84,018	$(63,991)	$148,009

Net earned premiums	$133,816	$(16,996)	$150,812	$74,322	$(67,950)	$142,272
Losses and loss adjustment expenses:
Current accident year	(83,675)	9,339	(93,014)	(51,434)	36,795	(88,229)
Favorable development on prior accident years	12,714	(4,959)	17,673	9,196	(5,817)	15,013
Total losses and loss adjustment expenses	(70,961)	4,380	(75,341)	(42,238)	30,978	(73,216)
Underwriting, acquisition and insurance expenses	(28,551)	11,936	(40,487)	(2,809)	34,254	(37,063)
Underwriting income (1)	$34,304	$(680)	$34,984	$29,275	$(2,718)	$31,993

Loss ratio	53.0%	25.8%	—	56.8%	45.6%	—
Expense ratio	21.3%	70.2%	—	3.8%	50.4%	—
Combined ratio	74.3%	96.0%	—	60.6%	96.0%	—

Adjusted loss ratio (2)	—	—	50.0%	—	—	51.5%
Adjusted expense ratio (2)	—	—	26.8%	—	—	26.0%
Adjusted combined ratio (2)	—	—	76.8%	—	—	77.5%

(1)	Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.

(2)	Adjusted loss ratio, adjusted expense ratio and adjusted combined ratio are non-GAAP financial measures. See discussion of "Non-GAAP Financial Measures" below.

(3)	Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
Non-GAAP Financial Measures
Underwriting Income
Underwriting income is a non-GAAP financial measure that is useful in evaluating the Company's underwriting performance without regard to investment income. Underwriting income represents the pre-tax profitability of the Company's insurance operations and is derived by subtracting losses and loss adjustment expenses and underwriting, acquisition and insurance expenses from net earned premiums. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

Net income for the three months and year ended December 31, 2016 and 2015, reconciles to underwriting income as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Net income	$6,871	$4,604	$26,167	$22,273

Income tax expense	3,429	2,276	13,369	11,284
Other expenses	1,098	511	2,567	1,992
Net investment income	(2,098)	(1,616)	(7,487)	(5,643)
Net investment losses (gains)	207	(51)	(176)	(59)
Other income	—	(129)	(136)	(572)
Underwriting income	$9,507	$5,595	$34,304	$29,275
Adjusted Loss and Expense Ratios
Adjusted loss ratio, adjusted expense ratio and adjusted combined ratio are non-GAAP financial measures. The Company defines its adjusted loss ratio, adjusted expense ratio and adjusted combined ratio as each of its loss ratio, expense ratio and combined ratio, respectively, excluding the effects of the MLQS. The Company uses these adjusted ratios as internal performance measures in the management of its operations because the Company believes they give management and other users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. The Company's adjusted loss ratio, adjusted expense ratio and adjusted combined ratio should not be viewed as substitutes for its loss ratio, expense ratio and combined ratio, respectively, which are presented in accordance with GAAP.
Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Thursday, March 2, 2017, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282 Conference ID# 62270313 or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available at the website until the close of business on May 2, 2017.

Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its E&S insurance operations and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, VA, focusing on the excess and surplus lines market.

Contact:

Kinsale Capital Group, Inc.
Bryan Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues	(in thousands, except per share data)
Gross written premiums	$47,466	$45,169	$188,478	$177,009
Ceded written premiums	2,696	(15,854)	(21,214)	(92,991)
Net written premiums	50,162	29,315	167,264	84,018
Change in unearned premiums	(11,700)	(6,729)	(33,448)	(9,696)
Net earned premiums	38,462	22,586	133,816	74,322

Net investment income	2,098	1,616	7,487	5,643
Net investment gains (losses):
Net realized investment gains, excluding other-than temporary impairment losses	69	51	452	59
Other-than-temporary impairment losses	(276)	—	(276)	—
Net investment (losses) gains	(207)	51	176	59
Other income	—	129	136	572
Total revenues	40,353	24,382	141,615	80,596

Expenses
Losses and loss adjustment expenses	19,435	14,590	70,961	42,238
Underwriting, acquisition and insurance expenses	9,520	2,401	28,551	2,809
Other expenses	1,098	511	2,567	1,992
Total expenses	30,053	17,502	102,079	47,039
Income before income taxes	10,300	6,880	39,536	33,557
Income tax expense	3,429	2,276	13,369	11,284
Net income	6,871	4,604	26,167	22,273

Other comprehensive income
Change in unrealized losses on investments, net of taxes	(5,655)	(468)	(640)	(1,563)
Total comprehensive income	$1,216	$4,136	$25,527	$20,710

Earnings per share - basic:
Common stock	$0.33	$—	$0.57	$—
Class A common stock	$—	$0.33	$0.98	$1.53
Class B common stock	$—	$0.02	$0.48	$0.84

Earnings per share - diluted:
Common stock	$0.32	$—	$0.56	$—
Class A common stock	$—	$0.33	$0.98	$1.53
Class B common stock	$—	$0.02	$0.46	$0.81

Weighted-average shares outstanding - basic:
Common stock	20,969	—	20,841	—
Class A common stock	—	13,803	13,844	13,796
Class B common stock	—	1,510	1,574	1,413

Weighted-average shares outstanding - diluted:
Common stock	21,281	—	21,073	—
Class A common stock	—	13,803	13,844	13,796
Class B common stock	—	1,514	1,644	1,452

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
Assets	($ in thousands)
Investments:
Fixed maturity securities available-for-sale	$411,223	$327,602
Equity securities available-for-sale	18,374	14,240
Short-term investments	—	2,299
Total investments	429,597	344,141

Cash and cash equivalents	50,752	24,544
Investment income due and accrued	2,293	1,844
Premiums receivable, net	16,984	15,550
Receivable from reinsurers	8,567	11,928
Reinsurance recoverables	70,317	95,670
Ceded unearned premiums	13,512	39,329
Deferred policy acquisition costs, net of ceding commissions	10,150	—
Intangible assets	3,538	3,538
Deferred income tax asset, net	6,605	6,822
Other assets	2,074	1,912
Total assets	$614,389	$545,278

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$264,801	$219,629
Unearned premiums	89,344	81,713
Payable to reinsurers	4,090	3,833
Funds held for reinsurers	36,497	87,206
Accounts payable and accrued expenses	8,752	7,410
Deferred policy acquisition costs, net of ceding commissions	—	1,696
Note payable	—	29,603
Other liabilities	691	737
Total liabilities	404,175	431,827

Stockholders' equity	210,214	113,451
Total liabilities and stockholders' equity	$614,389	$545,278